CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

           513-870-2000

Investor Contact:  Heather J. Wietzel

513-870-2768

Media Contact:  Joan O. Shevchik

513-603-5323

Cincinnati Financial Corporation Comments on Quarter-to-date Share Repurchase Activity and Reiterates Full-year Outlook for Insurance and Investment Operations

• Private transaction brings third-quarter repurchases to 1.8 million shares

• Catastrophe losses remained low in July and August

• Investment portfolio largely unaffected by recent market uncertainty

Cincinnati, September 10, 2007 – Cincinnati Financial Corporation (NASDAQ: CINF) today announced an agreement to privately purchase 193,750 shares from The E. Perry Webb Marital Trust, of which company director Larry R. Webb, CPCU, and other of his family members are beneficiaries. The purchase of these shares will be part of the stock repurchase program authorized by the company's board of directors in 2005. Following completion of the transaction, Webb will continue to own or control approximately 475,000 shares.

Since second-quarter results were announced on August 7, 2007, the company also has repurchased more than 1.6 million shares on the open market. Taking into account all of these purchases, the company has approximately 3.5 million shares remaining under the repurchase authorization.

John J. Schiff, Jr., CPCU, chairman and chief executive officer, said, “We have repurchased almost 3.3 million shares, returning $139 million to shareholders, since the beginning of 2007. To fund this investment, we are using borrowings from our lines of credit as well as available cash flow. As we study investment options during the remainder of the year, we expect to remain active repurchasers, as permitted under our internal guidelines.”

Schiff added, “The private transaction shares represent a portion of the holding that Larry Webb’s late father – a charter director and agent of The Cincinnati Insurance Company, began acquiring when our company was founded in 1951. We are honored that these shares remained in Perry Webb’s family for more than 50 years and pleased to repurchase them as the family prepares to fund estate tax obligations following the death of Perry’s wife, Laurel.”

2007 Property Casualty Outlook Remains Favorable

Kenneth W. Stecher, chief financial officer and executive vice president, commented, “In early August, we updated our estimates for full-year 2007, anticipating that consolidated property casualty written premiums may be in the same range as last year's $3.178 billion and that the full-year combined ratio could be at or below 95 percent on either a GAAP or statutory basis.

“Catastrophe loss activity in July and August permits us to remain very comfortable with one key assumption for our combined ratio target - that catastrophe losses would contribute no more than 4.5 percentage points to the full-year ratio.

“While we remain in the middle of storm season – both hurricanes and Midwestern storms – on a preliminary basis, we believe our losses from catastrophe-related claims in July and August may be below $10 million pretax. We consider this to be well within the range that would permit full-year 2007 catastrophe losses to be less the 4.5 percentage points on our full-year 2007 combined ratio. In contrast, we averaged approximately $60 million in third-quarter pretax catastrophe losses over the past three years. At this time, we have no changes in our other assumptions.”

Stecher added, “Overall profitability was solid for the first half of the year due to strong results from commercial lines, reflecting the benefits of low catastrophe losses and savings from favorable development on prior period reserves. Due to lower catastrophe losses, personal lines profitability also was acceptable.”

Total Return Investing Key to Long-term Growth and Stability

Stecher continued, “After paying from cash flow all current liabilities such as insurance claims, expenses, taxes and interest, we invest the remainder to generate income, increase policyholder surplus and build shareholders' equity. We deliberately choose to invest for long-term total return, a strategy that relies not on market timing, but rather on consistency over time.

“We have capital and surplus to remain comfortable implementing that investment strategy even when stock and bond prices are fluctuating. We continue to diligently monitor our holdings, and we are comfortable with our current investments. Specifically, our investment portfolio contains no mortgage loans or mortgage-backed securities. We have heard few reports of mortgage related concerns for the financial services companies that we hold in our equity portfolio. Further, we have identified only a handful of our approximately 2,000 bond holdings that may be directly impacted by current market factors.

“As a result, we continue to believe that pretax investment income growth should be approximately 6 percent in 2007,” Stecher noted.

Cincinnati Financial plans to report final third-quarter results on Wednesday, October 31. A conference call to discuss the results will be held at 11:00 a.m. EDT on that day. Details regarding the Internet broadcast of the conference call will be posted on the Investors page of www.cinfin.com/investors in early October.

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Increased frequency and/or severity of claims

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

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Securities laws that could limit the manner and timing of our investment transactions

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Events, such as the sub-prime mortgage lending crisis, that lead to a significant decline in the value of a particular security or group of securities and impairment of the asset(s)

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

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Adverse outcomes from litigation or administrative proceedings

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

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Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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